Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for Fourth Quarter 2010

BIRMINGHAM, Ala., January 27, 2011 - Colonial Properties Trust (NYSE: CLP), announced its results for the fourth quarter and year ended December 31, 2010.

For the fourth quarter 2010, the company reported a net loss available to common shareholders of $7.1 million, or $0.09 per diluted share, compared with a net loss available to common shareholders of $9.6 million, or $0.15 per diluted share, for the same period in 2009. For 2010, the company reported a net loss available to common shareholders of $48.1 million, or $0.67 per diluted share, compared with net loss available to common shareholders of $0.5 million, or $0.01 per diluted share, for 2009. The change from the prior year is primarily attributable to a reduction in gains from the repurchase of unsecured senior notes and a decrease in gains on the sale of property, net of income taxes in 2010 compared with 2009.

Funds from Operations Available to Common Shareholders and Unitholders ("FFO"), a widely accepted measure of REIT performance, for the fourth quarter 2010 was $23.7 million, or $0.28 per diluted share, compared with $18.4 million, or $0.25 per diluted share, for the same period in 2009. The increase in fourth quarter of 2010 is primarily attributable to an increase in multifamily same-property net operating income (NOI) of 3.5 percent compared to fourth quarter 2009, and approximately $1.7 million of net gains recognized from the repurchase of $50.0 million of the then outstanding 7.25 percent Series B Cumulative Redeemable Preferred Units of Colonial Realty Limited Partnership, the company's operating partnership (Colonial Realty). FFO for 2010 was $81.3 million, or $1.02 per diluted share, compared with $128.9 million, or $2.09 per diluted share, for 2009. The change from the prior year is primarily attributable to a reduction in gains from the repurchase of unsecured senior notes and a decline in multifamily same-property NOI of 3.5 percent in 2010 compared with 2009.

Operating FFO, which the company defines as FFO before transaction income (i.e. development gains/losses, land/outparcel gains/losses and bond/preferred stock repurchase gains/losses), for the fourth quarter 2010 was $22.5 million, or $0.27 per diluted share, compared with $18.3 million, or $0.25 per diluted share, for the same period in 2009. Operating FFO for 2010 was $84.0 million, or $1.06 per diluted share, compared with $69.8 million, or $1.13 per diluted share for 2009.

Results for the three months and year ended 2010 reflect the dilution resulting from the issuance of 462,500 common shares and 10.4 million common shares during the three months and year ended December 31, 2010, respectively, under three separate at-the-market equity offering programs as discussed further below.

A reconciliation of net loss available to common shareholders to FFO and to Operating FFO, as well as definitions and statements of purpose are included in the financial tables accompanying this press release. A reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose, is included in the financial tables accompanying this press release.

“Our multifamily operating metrics have continued to move in the right direction with gains on both new and renewal leases, increased traffic from qualified prospective tenants and lower turnover, resulting in sequential and quarter-over-quarter increases in same-property revenue and NOI,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “Looking ahead to 2011, we believe the improving outlook for multifamily fundamentals will enable us to focus on generating internal and external growth, improve operating margins and achieve our balance sheet targets.”

Highlights for the Fourth Quarter 2010

•	Multifamily same-property revenue increased 2.2 percent compared with the fourth quarter 2009

•	Multifamily same-property NOI increased 3.5 percent compared with fourth quarter 2009

•	Ended the quarter with multifamily same-property physical occupancy of 96.0 percent

•	Acquired the Villas at Brier Creek, a 364-unit Class A apartment community in Raleigh, North Carolina

•	Commenced development of Colonial Grand at Hampton Preserve, a 486-unit apartment community located in Tampa, Florida

•	Issued 462,500 million common shares through the company's at-the-market equity offering program at an average price of $18.06 per share, for net proceeds of $8.2 million

•	Repurchased $50 million of Colonial Realty's outstanding Series B Cumulative Redeemable Preferred Units at a 6 percent discount

Multifamily Operating Performance

Multifamily NOI for the fourth quarter 2010 increased 3.5 percent compared with the fourth quarter 2009 for the 29,173 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 2.2 percent and expenses increased 0.2 percent compared with the fourth quarter 2009. The increase in revenues is primarily due to maintaining higher occupancy compared with the fourth quarter 2009.

Multifamily NOI for 2010 decreased 3.5 percent compared to 2009, with multifamily same-property revenues decreasing 0.5 percent and expenses increasing 3.9 percent. The increase in expenses is primarily due to an increase in repairs and maintenance costs and utilities. The increase in repairs and maintenance costs is a result of improving curb appeal in advance of future rental rate increases and maintaining a higher level of occupancy. The increase in utilities is attributable to increased water usage as a result of higher occupancy. Same-property physical occupancy at December 31, 2010, was 96.0 percent, compared with 94.7 percent at December 31, 2009.

Sequentially, multifamily same-property NOI for the fourth quarter 2010 increased 6.9 percent compared to the third quarter 2010, with revenues increasing 1.1 percent and expenses decreasing 6.4 percent. The decrease in expenses is primarily attributable to a decrease in repair and maintenance expenses, as a significant portion of the repair and maintenance expenses noted above were completed in the third quarter of 2010.

Acquisition Activity

During the fourth quarter 2010, the company acquired the Villas at Brier Creek, a 364-unit Class A apartment community located in Raleigh, North Carolina, for $37.9 million. The apartment community was built in 2009 and was 94.2 percent occupied at December 31, 2010. The acquisition was funded through the company's unsecured line of credit.

Disposition Activity

During the fourth quarter 2010, the company completed the sale of its 50 percent interest in Parkway Place Mall in Huntsville, Alabama, to its joint venture partner. The total consideration was $38.8 million, comprised of $17.9 million in cash and CBL's assumption of the company's pro rata share of the joint venture's existing loan secured by the property, which was $20.9 million. Proceeds from the sale were used to repay a portion of the outstanding balance on the company's unsecured line of credit.

Capital Markets Activity

During the fourth quarter 2010, the company put in place a new $100 million at-the-market equity offering program. The company issued 462,500 common shares during the fourth quarter 2010 at an average price of $18.06 per share for net proceeds of $8.2 million. During 2010, the company issued an aggregate of 10.4 million common shares at an average price of $15.24 per share under three separate at-the-market equity offering programs, two of which have been completed, for aggregate net proceeds of $156.2 million.

During the fourth quarter 2010, the company repurchased $50 million of Colonial Realty's outstanding 7.25 percent Series B Cumulative Redeemable Preferred Units for approximately $47 million (plus accrued but unpaid dividends), which represented a 6 percent discount, and resulted in a gain of approximately $1.7 million, net of issuance cost write-off, in the fourth quarter 2010.

Development Activity

During the fourth quarter 2010, the company opened the first phase of Colonial Promenade Nord du Lac, a 248,000-square-foot retail center in Covington, Louisiana. The center is shadow anchored by Kohl's and includes Hobby Lobby, Academy Sports + Outdoors and Kirkland's. The first phase was 97.7 percent leased as of December 31, 2010.

The company also commenced development of Colonial Grand at Hampton Preserve, a 486-unit apartment community located in Tampa, Florida. Total development costs, including land acquisition costs are expected to be $58.3 million. The development is expected to be completed in the fourth quarter of 2012.

Quarterly Dividend on Common Shares

On January 26, 2011, the Board of Trustees approved a cash dividend of $0.15 per common share, payable February 14, 2011, to shareholders of record as of February 7, 2011, representing an ex-dividend date of February 3, 2011.

2011 EPS and FFO per Share Guidance

The company's guidance range for the full-year 2011 for EPS and FFO per share, with certain assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2011 Range
	Low	-	High

Diluted EPS	$(0.25)	-	$(0.09)
Plus: Real Estate Depreciation & Amortization	1.33	-	1.33
Less: Gain on Sale of Operating Properties	0.00	-	(0.10)
Total Diluted FFO per share	$1.08	-	$1.14

Less: Transaction Income
(Gain)/Loss on Sale of Land and Bond or Preferred Stock Repurchases	0.00	-	0.00
Operating FFO per share	$1.08		$1.14

Following are current assumptions reflected in the company's full-year 2011 guidance:

•	Multifamily same-property net operating income: growth of 4.0 to 6.0 percent.

◦	Revenue: Increase of 3.25 to 5.00 percent

◦	Expense: Increase of 2.25 to 3.75 percent

•	Development spending of $50 million to $100 million.

•	Acquisitions of $100 million to $150 million.

•	Dispositions of $50 million to $150 million.

•	Land and for-sale residential property dispositions of $10 million to $20 million.

•	Common equity issuances of $100 million.

•	Corporate G&A expenses of $19 million to $21 million.

The company's guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company's control and all of which are subject to change. The company's guidance may change if actual results vary from these assumptions.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, January 27, 2011, at 1:00 p.m. Central Time. The call will include a review of the company's fourth quarter performance and a discussion of the company's strategy and expectations for the future.

To participate, please dial 1-800-908-9207. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21502846. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of December 31, 2010, the company owned or managed 34,275 apartment units and 15.1 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, Operating FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP),

excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company's industry.

The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Operating FFO - The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the company's current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.

Property Net Operating Income - The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses

NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

The company's method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Operating FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding signs of improvement in multifamily fundamentals and the company's efforts to further simplify the business and strengthen the balance sheet, may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements

BALANCE SHEET
($ in 000s)	As of	As of
	12/31/2010	12/31/2009
ASSETS
Real Estate Assets
Operating Properties	$3,331,108	$3,210,350
Undeveloped Land & Construction in Progress	261,955	237,100
Total Real Estate, before Depreciation	3,593,063	3,447,450

Less: Accumulated Depreciation	(640,981)	(519,728)
Real Estate Assets Held for Sale, net	16,861	65,022

Net Real Estate Assets	2,968,943	2,992,744

Cash and Equivalents	4,954	4,590
Restricted Cash	9,294	7,952
Accounts Receivable, net	20,734	33,934
Notes Receivable	44,538	22,208
Prepaid Expenses	23,225	16,503
Deferred Debt and Lease Costs	23,035	22,560
Investment in Unconsolidated Subsidiaries	22,828	17,422
Other Assets	53,583	54,719
Total Assets	$3,171,134	$3,172,632

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$377,362	$310,546
Notes and Mortgages Payable	1,384,209	1,393,797
Total Long-Term Liabilities	1,761,571	1,704,343
Accounts Payable	38,915	28,299
Accrued Interest	12,002	13,133
Accrued Expenses	15,267	26,142
Investment in Unconsolidated Subsidiaries	23,809	—
Other Liabilities	14,274	15,054
Total Liabilities	1,865,838	1,786,971

Redeemable Common Units	145,539	133,537

EQUITY
Noncontrolling Interest
Series B 7 1/4%, Preferred Units	50,000	100,000
Limited Partner's Noncontrolling Interest	769	985
Total Noncontrolling Interest	50,769	100,985

Series D 8 1/8% Preferred Shares (Liquidation Value)	—	100,118
Cumulative Earnings	1,260,944	1,296,188
Cumulative Distributions	(1,808,700)	(1,753,015)
Common Equity, including Additional Paid-in Capital	1,809,138	1,660,968
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(2,231)	(2,957)
Total Equity, including Noncontrolling Interest	1,159,757	1,252,124

Total Liabilities and Equity	$3,171,134	$3,172,632

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	12/31/2010	12/31/2009
Basic
Shares	78,334	66,366
Operating Partnership Units (OP Units)	7,300	8,163
Total Shares & OP Units	85,634	74,529

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2010

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009
Revenue
Minimum Rent	$75,490	$69,426	$296,333	$279,512
Tenant Recoveries	2,433	1,529	10,232	4,353
Other Property Related Revenue	12,734	11,956	48,751	41,850
Other Non-Property Related Revenue	2,781	3,637	11,693	15,039
Total Revenue	93,438	86,548	367,009	340,754
Operating Expenses
Operating Expenses:
Property Operating Expenses	26,037	24,418	105,672	95,393
Taxes, Licenses, and Insurance	10,170	10,277	42,037	39,950
Total Property Operating Expenses	36,207	34,695	147,709	135,343
Property Management Expenses	2,576	2,419	8,584	7,749
General and Administrative Expenses	4,541	4,959	18,563	17,940
Management Fee and Other Expenses	2,245	3,088	9,504	14,219
Restructuring Charges	361	—	361	1,400
Investment and Development (1)	380	405	422	1,989
Depreciation	31,028	28,970	122,103	113,100
Amortization	2,238	1,154	8,931	4,090
Impairment and Other Losses (2)	394	8,552	1,308	10,388
Total Operating Expenses	79,970	84,242	317,485	306,218
Income from Operations	13,468	2,306	49,524	34,536

Other Income (Expense)
Interest Expense	(21,501)	(21,187)	(84,553)	(87,023)
Debt Cost Amortization	(1,173)	(1,606)	(4,645)	(4,963)
(Loss) Gain on Retirement of Debt	—	(53)	1,044	56,427
Interest Income	435	351	1,597	1,446
Gain (Loss) from Partially-Owned Investments (3)	3,389	3,352	3,365	(1,243)
Loss on Hedging Activites	—	—	(289)	(1,709)
(Loss) Gain on Sale of Property, net of Income Taxes of $ - (Q4) and
$117 (YE) in 2010 and $ - (Q4) and $3,157 (YE) in 2009	(444)	130	(1,391)	5,875
Income Tax (Expense) Benefit	(201)	7,568	(1,084)	10,086
Total Other Income (Expense)	(19,495)	(11,445)	(85,956)	(21,104)
(Loss) Income from Continuing Operations	(6,027)	(9,139)	(36,432)	13,432

Discontinued Operations
(Loss) Income from Discontinued Operations (2)	(1,658)	530	(1,716)	17
Gain (Loss) on Disposal of Discontinued Operations, net of Income Taxes of
$ - (Q4) and $ - (YE) in 2010 and $ - (Q4) and $70 (YE) in 2009	—	1,723	(395)	1,729

(Loss) Income from Discontinued Operations	(1,658)	2,253	(2,111)	1,746
Net (Loss) Income	(7,685)	(6,886)	(38,543)	15,178
Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(7)	—	103	(999)
Noncontrolling Interest in CRLP - Preferred	(1,724)	(1,813)	(7,161)	(7,250)
Noncontrolling Interest in CRLP - Common	522	1,430	4,866	407
Discontinued Operations
Noncontrolling Interest in CRLP - Common	142	(248)	202	(325)
Noncontrolling Interest of Limited Partners	1	—	(4)	597
Income Attributable to Noncontrolling Interest	(1,066)	(631)	(1,994)	(7,570)

Net (Loss) Income Attributable to Parent Company	(8,751)	(7,517)	(40,537)	7,608

Dividends to Preferred Shareholders	—	(2,035)	(5,649)	(8,142)
Preferred Unit Repurchase Gains	3,000	—	3,000	—
Preferred Share/Unit Issuance Costs	(1,318)	—	(4,868)	25

Net Loss Available to Common Shareholders	$(7,069)	$(9,552)	$(48,054)	$(509)

Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2010

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

(Loss) Earnings per Share - Basic
Continuing Operations	$(0.07)	$(0.18)	$(0.65)	$(0.05)
Discontinued Operations	(0.02)	0.03	(0.02)	0.04
EPS - Basic	$(0.09)	$(0.15)	$(0.67)	$(0.01)

(Loss) Earnings per Share - Diluted
Continuing Operations	$(0.07)	$(0.18)	$(0.65)	$(0.05)
Discontinued Operations	(0.02)	0.03	(0.02)	0.04
EPS - Diluted	$(0.09)	$(0.15)	$(0.67)	$(0.01)

(1) Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(2) In addition to amounts reflected in the periods presented, the Company recorded impairment charges on assets presented in discontinued operations.
(3) The twelve months ended December 31, 2009 includes a $3.5 million charge due to the probability that the Company will have to fund the partial loan repayment guarantee provided on the original construction loan for Colonial Grand at Traditions, a property in which the Company has a 35% noncontrolling interest.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009
Basic
Shares	77,148	65,265	71,919	53,266
Operating Partnership Units (OP Units)	7,305	8,172	7,617	8,519
Total Shares & OP Units	84,453	73,437	79,536	61,785

Dilutive Common Share Equivalents	—	—	—	—

Diluted (1)
Shares	77,148	65,265	71,919	53,266
Total Shares & OP Units	84,453	73,437	79,536	61,785

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2010

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009
Net (Loss) Income Available to Common Shareholders	$(7,069)	$(9,552)	$(48,054)	$(509)
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	(664)	(1,182)	(5,068)	(82)
Noncontrolling Interest in Gain on Sale of Undepreciated Property	—	—	—	992
Total	(7,733)	(10,734)	(53,122)	401

Adjustments - Consolidated Properties
Depreciation - Real Estate	30,692	28,468	120,471	111,220
Amortization - Real Estate	1,878	567	7,248	1,582
Remove: (Gain)/Loss on Sale of Property, net of Income Tax and
Noncontrolling Interest	444	(1,853)	1,786	(7,606)
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income
Tax and Noncontrolling Interest	(444)	194	(1,720)	4,327
Total Adjustments - Consolidated	32,570	27,376	127,785	109,523

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	1,867	3,678	8,060	17,927
Amortization - Real Estate	625	1,364	2,810	6,516
Remove: Gain/(Loss) on Sale of Property	(3,461)	(3,222)	(3,578)	(4,958)
Total Adjustments - Unconsolidated	(969)	1,820	7,292	19,485
Funds from Operations	$23,868	$18,462	$81,955	$129,409

Income Allocated to Participating Securities	(177)	(67)	(645)	(559)
Funds from Operations Available to Common Shareholders and Unitholders	$23,691	$18,395	$81,310	$128,850

FFO per Share
Basic	$0.28	$0.25	$1.02	$2.09
Diluted	$0.28	$0.25	$1.02	$2.09

Operating FFO:
Funds from Operations	$23,691	$18,395	$81,310	$128,850
Less: Transaction Income
-Development and Land (Gains)/Losses	444	(194)	1,607	(4,327)
-Bond Repurchase Gains, Net of Write-off	—	53	(755)	(54,718)
-Preferred Repurchase Gains, Net of Issuance Costs	(1,682)	—	1,868	(25)
Operating FFO	$22,453	$18,254	$84,030	$69,780

Operating FFO per Share
Basic	$0.27	$0.25	$1.06	$1.13
Diluted	$0.27	$0.25	$1.06	$1.13

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties, gains on the repurchase of bonds, net of the attributable write-off of future interest expense held in OCI, and gains on the repurchase of preferred shares/units, net of the write-off of issuance costs. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares/units are components of the Company's current business plan, the timing and amount of these transactions can vary significantly between periods.

The Company's method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009
Divisional Total Revenues
Multifamily - Same Property	$70,529	$69,041	$278,990	$280,422
Multifamily - Non-Same Property (1)	8,375	6,832	30,404	26,782
Commercial	19,227	22,453	80,015	91,433
Total Divisional Revenues	98,131	98,326	389,409	398,637

Less: Unconsolidated Revenues - Multifamily	(534)	(974)	(3,106)	(6,499)
Less: Unconsolidated Revenues - Commercial	(6,938)	(13,851)	(30,987)	(62,271)
Discontinued Operations	(2)	(590)	—	(4,152)
Unallocated Corporate Revenues	2,781	3,637	11,693	15,039
Consolidated Revenue Adjusted - '09 Discontinued Operations (2)	93,438	86,548	367,009	340,754
Add: Additional Discontinued Operations Revenue, post filing (3)	—	—	—	(402)
Total Consolidated Revenue, per 10-Q /10-K (4)	$93,438	$86,548	$367,009	$340,352

RECONCILIATION OF EXPENSES
	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009
Divisional Total Expenses
Multifamily - Same Property	$28,635	$28,579	$118,733	$114,308
Multifamily - Non-Same Property (1)	5,337	3,219	16,469	15,710
Commercial	6,376	8,335	26,009	33,267
Total Divisional Expenses	40,348	40,133	161,211	163,285

Less: Unconsolidated Expenses - Multifamily	(225)	(540)	(1,638)	(3,278)
Less: Unconsolidated Expenses - Commercial	(2,256)	(4,838)	(10,148)	(22,711)
Discontinued Operations	(1,660)	(60)	(1,716)	(4,004)
Impairment - Discontinued Operations (5)	—	—	—	2,051
Total Property Operating Expenses	36,207	34,695	147,709	135,343
Property Management Expenses	2,576	2,419	8,584	7,749
General & Administrative Expenses	4,541	4,959	18,563	17,940
Management Fee and Other Expenses	2,245	3,088	9,504	14,219
Restructure Charges	361	—	361	1,400
Investment and Development (6)	380	405	422	1,989
Impairment and Other Losses (5)	394	8,552	1,308	10,388
Depreciation	31,028	28,970	122,103	113,100
Amortization	2,238	1,154	8,931	4,090
Consolidated Expense Adjusted - '09 Discontinued Operations (2)	79,970	84,242	317,485	306,218
Add: Additional Discontinued Operations Expense, post filing (3)	—	—	—	2
Total Consolidated Expense, per 10-Q / 10-K (4)	$79,970	$84,242	$317,485	$306,220

________________________
Continued on following page

COLONIAL PROPERTIES TRUST
Corporate Reconciliations ($ in 000s)
Fourth Quarter 2010

RECONCILIATION OF NOI
	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009
Divisional Total NOI
Multifamily - Same Property	$41,894	$40,462	$160,257	$166,114
Multifamily - Non-Same Property (1)	3,038	3,613	13,935	11,072
Commercial	12,851	14,118	54,006	58,166
Total Divisional NOI	$57,783	$58,193	$228,198	$235,352

Less: Unconsolidated NOI - Multifamily	(309)	(434)	(1,468)	(3,221)
Less: Unconsolidated NOI - Commercial	(4,682)	(9,013)	(20,839)	(39,560)
Discontinued Operations	1,658	(530)	1,716	(148)
Impairment - Discontinued Operations (5)	—	—	—	(2,051)
Unallocated Corporate Revenues	2,781	3,637	11,693	15,039
Property Management Expenses	(2,576)	(2,419)	(8,584)	(7,749)
General & Administrative Expenses	(4,541)	(4,959)	(18,563)	(17,940)
Management Fee and Other Expenses	(2,245)	(3,088)	(9,504)	(14,219)
Restructure Charges	(361)	—	(361)	(1,400)
Investment and Development (6)	(380)	(405)	(422)	(1,989)
Impairment and Other Losses (5)	(394)	(8,552)	(1,308)	(10,388)
Depreciation	(31,028)	(28,970)	(122,103)	(113,100)
Amortization	(2,238)	(1,154)	(8,931)	(4,090)
Income from Operations	13,468	2,306	49,524	34,536
Total Other Income (Expense)	(19,495)	(11,445)	(85,956)	(21,104)
(Loss) Income from Continuing Operations (7)	(6,027)	(9,139)	(36,432)	13,432
Discontinued Operations	—	—	—	(404)
(Loss) Income from Continuing Operations, per 10-Q / 10-K (4)	$(6,027)	$(9,139)	$(36,432)	$13,028

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or (loss) income from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) In addition to amounts reflected in the periods presented, the Company recorded impairment charges on assets presented in discontinued operations.
These charges are presented as a part of "(Loss) Income from Discontinued Operations" in the Company's Statement of Operations.
(6) Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits . These costs are volatile and therefore may vary between periods.
(7) (Loss)/Income from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.